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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Continental Airlines, Inc. for the registration of $200,000,000 of Floating Rate Secured Notes Due 2007 and to the incorporation by reference therein of our reports dated January 15, 2003, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Houston, Texas
June 20, 2003